Exhibit 99.1

AGILYSYS ANNOUNCES RECORD REVENUE OF $87.7M IN FISCAL 2027 FIRST QUARTER

Quarter Adjusted EBITDA of 20.8% and Adjusted EPS of $0.49

Raises Full-Year Fiscal 2027 Guidance Levels: Total Revenue Range to $368M to $373M and

Subscription Revenue Growth to At Least 32%

ALPHARETTA, GA – July 27, 2026 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions and services, today reported results for its fiscal 2027 first quarter ending June 30, 2026.

Summary of Fiscal 2027 First Quarter Financial Results

•
Total net revenue increased 14.3% to a record $87.7 million compared to total net revenue of $76.7 million in the comparable prior-year period.
•
Recurring revenue (comprising subscription and maintenance charges) was a record $57.7 million, or 65.9% of total net revenue, compared to $48.6 million, or 63.4% of total net revenue for the same period in fiscal 2026. Subscription revenue increased 26.1% year-over-year and was 69.7% of total recurring revenue compared to 65.6% of total recurring revenue in the first quarter of fiscal 2026.
•
Gross margin was 63.5% in the fiscal 2027 first quarter compared to 61.7% in the comparable prior-year period.
•
Net income in the fiscal 2027 first quarter was $9.0 million, or $0.32 per diluted share, compared to $4.9 million, or $0.17 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $18.3 million compared to $12.5 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.49 per share in the fiscal 2027 first quarter compared to $0.33 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2027 first quarter was $7.3 million compared to free cash flow of $(5.0) million in the fiscal 2026 first quarter (reconciliation included in financial tables). Ending cash balance was $123.7 million compared to ending cash balance of $116.9 million as of fiscal 2026 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Q1 Fiscal 2027 was another good quarter with the overall business fundamentals making excellent progress. Revenue was a record $87.7 million, the 18th consecutive record revenue quarter, driven by subscription growth of 26% and record professional services revenue of $19.6 million.

The appetite for modern technology solutions continues to be high in the hospitality industry. The combined strengths of our ecosystem of software solutions and recently added AI powered feature sets are yielding excellent sales and adoption results. Q1 Fiscal 2027 was another highly successful sales quarter, the best ever Q1 sales period, driving backlog levels to record highs.

We are pleased to see the business continuing to achieve growth and profitability results ahead of original expectations. As a result, we are raising full fiscal year total revenue expectation to be in the range of $368 million to $373 million driven by year-over-year subscription revenue growth of at least 32%, from the original guidance of $365 million to $370 million and at least 30% subscription revenue growth. Adjusted EBITDA expectation remains at 24% of revenue for the full fiscal year, providing adequate room for any potential additional strategic business investment needs” Srinivasan concluded.

Fiscal 2027 Outlook

The Company is raising full year subscription revenue growth guidance of at least 30% year-over-year to at least 32% and full year fiscal 2027 total revenue to be $368 million to $373 million. Adjusted EBITDA expectations remain at 24% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “We have hit the ground running in Fiscal 2027. The business plan execution for the year is slightly ahead of target due to sales velocity and project implementation progress. We are pleased to be in a position after the first financial quarter to increase our full year expectations as a result of execution successes seen thus far.

The Agilysys teams continue to remain dedicated to executing at elevated levels to support our customers, resulting in continued profitable growth momentum in our business.”

2027 First Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, July 27, 2026, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register-conf.media-server.com/register/BIedfac83ebf394cbfa8e9e2c5958f0734. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live through the Events and Presentations section of the Investor Relations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “outlook,” “forecast,” “preliminary,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “would,” “could,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2027 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated herein and in other filings and statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2027 guidance, maintaining sales momentum, the company's ability to convert the backlog into revenue, and the Risk Factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company's current combined federal and state income statutory tax rate and tax events as defined in the accompanying tables and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys delivers state-of-the-art software and services built exclusively for hospitality, helping organizations go beyond traditional property management (PMS), point-of-sale (POS), and food and beverage inventory and procurement systems. Its best-in-class solutions operate independently or as a unified ecosystem that connects data and workflows across an operation, property or enterprise. Powered by intelligent guest profiles, data-driven capabilities, and embedded artificial intelligence (AI), Agilysys is architected on a unified data model with a single set of APIs that create shared operational memory across all systems, enabling guest-specific insights to be acted on in real time at any touchpoint. Agilysys delivers advantage through pace and integration, transforming hospitality technology from a system of record into a system of action that accelerates innovation and the rapid delivery of new capabilities. Agilysys serves a 100% hospitality customer base, including hotels and resorts, casinos, cruise lines, corporate and campus dining, healthcare, senior living, and entertainment venues worldwide. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Vice President Investor Relations & Operations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except per share data)	2026	2025
Net revenue:
Subscription and maintenance	$57,742	$48,623
Professional services	19,593	18,098
Products	10,342	9,954
Total net revenue	87,677	76,675
Cost of goods sold:
Subscription and maintenance	12,726	9,983
Professional services	12,661	13,199
Products	6,633	6,199
Total cost of goods sold	32,020	29,381
Gross profit	55,657	47,294
Gross profit margin	63.5%	61.7%
Operating expenses:
Product development	20,245	17,454
Sales and marketing	12,195	11,793
General and administrative	11,111	10,755
Depreciation of fixed assets	826	944
Amortization of internal-use software and intangibles	1,427	1,457
Other (gains) charges, net	115	256
Legal settlements, net	—	114
Total operating expense	45,919	42,773
Operating income	9,738	4,521
Other income (expense):
Interest income	990	447
Interest expense	(70)	(217)
Other income (expense), net	153	98
Income before taxes	10,811	4,849
Income tax provision (benefit)	1,819	(41)
Net income	$8,992	$4,890

Weighted average shares outstanding - basic	28,102	27,794

Net income per share - basic:	$0.32	$0.18

Weighted average shares outstanding - diluted	28,420	28,289

Net income per share - diluted:	$0.32	$0.17

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30, 2026 (Unaudited)	March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$123,709	$116,894
Accounts receivable, net of allowance for expected credit losses of $777 and $1,105, respectively	36,648	43,069
Contract assets	4,663	4,438
Inventories	7,929	7,529
Prepaid expenses and other current assets	9,448	12,201
Total current assets	182,397	184,131
Property and equipment, net	13,374	13,950
Operating lease right-of-use assets	13,398	13,823
Goodwill	131,553	133,908
Intangible assets, net	63,795	66,359
Deferred income taxes, non-current	56,748	58,069
Other non-current assets	11,580	11,288
Total assets	$472,845	$481,528
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,634	$12,445
Contract liabilities	72,867	83,009
Accrued liabilities	13,961	24,333
Operating lease liabilities, current	5,318	5,323
Total current liabilities	104,780	125,110
Deferred income taxes, non-current	9,935	10,144
Operating lease liabilities, non-current	13,125	13,721
Other non-current liabilities	6,678	5,762
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 28,195,558 and 28,166,478 shares outstanding at June 30, 2026 and March 31, 2026, respectively	10,003	10,003
Treasury shares, 5,146,730 and 5,175,840 at June 30, 2026 and March 31, 2026, respectively	(1,545)	(1,554)
Capital in excess of stated value	137,594	131,632
Retained earnings	208,763	199,771
Accumulated other comprehensive loss	(16,488)	(13,061)
Total shareholders' equity	338,327	326,791
Total liabilities and shareholders' equity	$472,845	$481,528

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2026	2025

Operating activities
Net income	$8,992	$4,890
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of fixed assets	826	944
Amortization of internal-use software and intangibles	1,427	1,457
Amortization of developed technology acquired	166	166
Deferred income taxes	1,291	(556)
Share-based compensation	5,988	5,029
Changes in operating assets and liabilities	(10,857)	(16,276)
Net cash provided by (used in) operating activities	7,833	(4,346)
Investing activities
Capital expenditures	(520)	(633)
Net cash used in investing activities	(520)	(633)
Financing activities
Debt repayments	—	(12,000)
Repurchase of common shares to satisfy employee tax withholding	(419)	(924)
Net cash used in financing activities	(419)	(12,924)
Effect of exchange rate changes on cash	(79)	426
Net increase (decrease) in cash and cash equivalents	6,815	(17,477)
Cash and cash equivalents at beginning of period	116,894	73,041
Cash and cash equivalents at end of period	$123,709	$55,564

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2026	2025
Net income	$8,992	$4,890
Income tax provision (benefit)	1,819	(41)
Income before taxes	10,811	4,849
Depreciation of fixed assets	826	944
Amortization of internal-use software and intangibles	1,427	1,457
Amortization of developed technology acquired	166	166
Interest expense (income), net	(920)	(230)
EBITDA (a)	12,310	7,186
Share-based compensation	5,988	5,029
Other (gains) charges, net	115	256
Other non-operating (income) expense, net	(153)	(98)
Legal settlements, net	—	114
Adjusted EBITDA (b)	$18,260	$12,487

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands, except per share data)	2026	2025
Net income	$8,992	$4,890
Amortization of developed technology acquired	166	166
Amortization of internal-use software and intangibles	1,427	1,457
Share-based compensation	5,988	5,029
Other (gains) charges, net	115	256
Legal settlements	—	114
Tax events (a)	(864)	(1,025)
Income tax adjustments	(1,829)	(1,602)
Adjusted net income (b)	$13,995	$9,285

Basic weighted average shares outstanding	28,102	27,794
Diluted weighted average shares outstanding	28,420	28,289

Adjusted basic earnings per share (c)	$0.50	$0.33
Adjusted diluted earnings per share (c)	$0.49	$0.33

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2026	2025
Net cash provided by (used in) operating activities	$7,833	$(4,346)
Capital expenditures	(520)	(633)
Free cash flow (a)	$7,313	$(4,979)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures